SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



                                 Date of Report
                        (Date of earliest event reported)

                                  May 15, 2002

                    THE EXPLORATION COMPANY OF DELAWARE, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                   0-9120                 84-0793089
 (State of incorporation)  (Commission File Number)  (IRS Employer
                                                      Identification No.)




   500 North Loop 1604 East, Suite 250
            San Antonio, Texas                                  78232
(Address of principal executive offices)                      (Zip Code)


                                 (210) 496-5300
                         (Registrant's telephone number,
                              including area code)


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Item 5.  Other Events.

     On May 15, 2002, The Exploration Company ("TXCO") completed the acquisition of The Maverick Pipeline System from Aquila Southwest Pipeline Corporation for a total purchase price of $4.9 million. TXCO's 80% interest ($3.9 million) was purchased through its newly formed Maverick-Dimmit Pipeline, Ltd. partnership. The remaining 20% of the partnership is held by an unaffiliated private energy concern. TXCO funded the acquisition from cash available from the closing of its recent $15 million private placement.

     The assets include a 69-mile natural gas pipeline from approximately 12 miles north of Eagle Pass, Texas in Maverick County to Carrizo Springs, Texas in Dimmit County. The terminus is the El Paso Energy Field Services delivery point. Also included is a compressor station with three compressors and three dehydrators which allow the system to have maximum deliverable capacity of 35 MMcf/d of which 50 percent is currently filled. Adding this system to TXCO's Maverick Basin infrastructure now gives the company control of approximately 80 miles of pipeline in the Basin.






                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 30, 2002

                                     THE EXPLORATION COMPANY OF DELAWARE, INC.



                                     /s/ Roberto R. Thomae
                                     Roberto R. Thomae
                                     Chief Financial Officer
                                     Secretary/Treasurer
                                     (Principal Accounting Officer)



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